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                                                                   EXHIBIT 10.18

                                                                  OPTION NO: D-2

                          FOUNDERS FOOD & FIRKINS LTD.

                             STOCK OPTION AGREEMENT

                   PURSUANT TO 1997 DIRECTOR STOCK OPTION PLAN

     Founders Food & Firkins Ltd., a Minnesota corporation (the "Company"), hereby grants to Arthur E. Pew, III (the "Optionee"), an option to purchase a total of 5,000 shares of the Company's Common Stock, $.01 par value per share (the "Stock"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Founders Food & Firkins Ltd. 1997 Director Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings herein.

                              W I T N E S S E T H :

     1. GRANT OF OPTION. Pursuant to the provisions of the Plan and subject to the additional conditions set forth herein, the Optionee has been automatically granted on the date hereof the right and option to purchase from the Company all or a part of an aggregate of 5,000 shares of Stock, at the purchase price of $1.00 per share (the "Option"). The Option does not constitute an incentive stock option within the meaning of Section 422 of the Code.

     2. TERMS AND CONDITIONS. It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions and to the terms and conditions of the Plan:

     (a) EXPIRATION DATE. The Option shall expire five (5) years after the date hereof.

     (b) EXERCISE OF OPTION. The Option shall become exercisable in full on the first anniversary of the grant of the Option, provided that the Optionee shall have maintained Continuous Service as a Director throughout such 12-month period. The Option shall be exercisable only while the Optionee serves as an outside director of the Company, and for a period twelve (12) months after ceasing to be an outside director pursuant to Section 10 of the Plan. Any exercise shall be accompanied by a written notice to the Company specifying the number of shares as to which the Option is being exercised. Notation of any partial exercise shall be made by the Company on Schedule I attached hereto.

     (c) PAYMENT OF PURCHASE PRICE UPON EXERCISE. At the time of any exercise, the purchase price of the shares as to which the Option is exercised shall be paid in cash to the Company, unless, in accordance with the provisions of
Section 9(b) of the Plan, the Board shall permit payment of the purchase price in another manner.

     (d)  EXERCISE UPON DEATH OR TERMINATION OF STATUS AS A DIRECTOR.

          (i) TERMINATION OF STATUS AS A DIRECTOR. If the Optionee ceases to serve as a director, the Optionee may, but only within twelve (12) months after the date the Optionee ceases to be an outside director of the Company, exercise his Option to the extent the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

          (ii) DEATH OF OPTIONEE. In the event of the death of the Optionee occurring:


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               (A) during the term of the Option, and provided that the Optionee was at the time of death a director of the Company and had been in Continuous Service as a director since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Service a director for twelve (12) months after the date of death; or

               (B) within thirty (30) days after the termination of Continuous Service as a director, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination of Continuous Service as a director.

     (e) NON-TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     (f) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The number of shares of Common Stock covered by the Option and the per share exercise price of the Option shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein or in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, or options or rights to purchase shares of Common Stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

     (g) NO RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock subject to this Option prior to the date of issuance to him of a certificate or certificates for such shares.

     (h) NO RIGHT TO CONTINUED STATUS AS A DIRECTOR. The Option shall not confer upon the Optionee any right with respect to continued status as a director of the Company, nor shall it interfere in any way with the right of the Company or its shareholders to terminate his status as a director of the Company at any time.

     (i) COMPLIANCE WITH LAW AND REGULATIONS. This Option and the obligation of the Company to sell and deliver shares of its Common Stock hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (i) compliance with the regulations of the NASD or any stock exchange on which the Common Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, this Option may not be exercised if its exercise or the receipt of shares of Common Stock pursuant hereto would be contrary to applicable law.

     3. INVESTMENT REPRESENTATION. As a condition to the exercise of the Option, the Company may require the person exercising the Option to represent and warrant (in the form attached hereto as Exhibit A) at the time of exercise that the shares of Common Stock are being purchased only for investment and without any present


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intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required by any relevant provisions of law. The shares of Common Stock issued pursuant to the Option may be issued with appropriate legends on the stock certificates representing the shares, and the Company may place stop transfer orders with respect to such shares.

     4. OPTIONEE BOUND BY PLAN. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

     5. NOTICES. Any notice hereunder to the Company shall be addressed to it at its principal executive offices; and any notice hereunder to the Optionee shall be addressed to him at the address set forth below; subject to the right of either party to designate at any time hereunder in writing some other address.

     6. COUNTERPARTS. This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.


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     IN WITNESS WHEREOF, Founders Food & Firkins Ltd., has caused this Agreement to be executed by its Chief Executive Officer and the Optionee has executed this Agreement, both as of the day and year first above written.

DATE OF GRANT: August 18, 1998
              ----------------


                                  FOUNDERS FOOD & FIRKINS LTD.

                                  By: /s/ Steven J. Wagenheim
                                      -------------------------
                                      Steven J. Wagenheim
                                      Chief Executive Officer

Optionee (signature)

/s/ Arthur E. Pew, III
Name and address of Optionee
(type or print):

Arthur E. Pew, III
-----------------------------

2515 Manitou Island
-----------------------------

White Bear Lake, MN 55110
-----------------------------


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                                    EXHIBIT A

                       INVESTMENT REPRESENTATION STATEMENT

PURCHASER      :    Arthur E. Pew, III
ISSUER         :    Founders Food & Firkins Ltd.
SECURITY       :    Common Stock
AMOUNT         :    5,000 Shares
DATE           :    August 18, 1998

     In connection with the purchase of the common stock ("Securities") of Founders Food & Firkins Ltd. (the "Company"), the undersigned represents to the Company the following:

          (a) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing the Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

          (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold the Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

          (c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

          (d) I am familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act by the SEC, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the Securities, such issuance will be exempt from registration under the Securities Act. In the event the Company later becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended); and, in the case of an affiliate of the Company, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in paragraph (e) of Rule 144, if applicable. Notwithstanding this paragraph (d), I acknowledge and agree to the restrictions set forth in paragraph (e) hereof.

     In the event that the Company does not qualify under Rule 701 at the time of issuance of the Securities, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company, (2) the resale


                                      A-1

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occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

          (e) I further understand that in the event all of the applicable requirements of Rule 144 or Rule 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and Rule 701 are not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or Rule 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

Dated:                        Signature of Purchaser:
      --------------------




                              ---------------------------------
                               Arthur E. Pew, III


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                    SCHEDULE I - NOTATIONS AS TO PARTIAL EXERCISE



-----------------------------------------------------------------------------------
                     Number of       Balance of Shares  Authorized
Date of Exercise  Purchased Shares      on Option       Signature    Notation Date
-----------------------------------------------------------------------------------



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